Exhibit 4.6

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE DECEMBER 18, 2009.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT IF AVAILABLE, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (E) WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS; PROVIDED THAT, IN CONNECTION WITH A TRANSFER PURSUANT TO (C), (D) OR (E) ABOVE, AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION HAS BEEN PROVIDED TO THE COMPANY TO SUCH EFFECT.

No. ASW-h

AGENTS' SPECIAL WARRANT CERTIFICATE

AGENTS' SPECIAL WARRANT	hAGENTS' SPECIAL WARRANTS entitling the holder to receive h Compensation Options for each agents' special warrant represented hereby.

AGENTS' SPECIAL WARRANT
U.S. GEOTHERMAL INC.
INCORPORATED UNDER THE LAWS OF DELAWARE

On the terms hereof, this is to certify that FOR VALUE RECEIVED, [Holder], [Address] is the registered holder (the "Holder") of h agents' special warrants (the "Agents' Special Warrants") of U.S. Geothermal Inc. (the "Company") and is entitled to receive, subject to the terms and conditions set forth in this Certificate, one compensation option (a "Compensation Option") of the Company, for no additional consideration, at any time. Each Compensation Option shall entitle the holder thereof to acquire one fully paid common share ("Common Share") of the Company, at any time commencing on the date of issuance thereof and continuing up to 4:00 p.m. (Vancouver time) on August 17, 2011 upon payment of US$1.23 per Common Share, the U.S. dollar equivalent of Cdn.$1.35 as of August 17, 2009. The Compensation Options shall be in the form attached as Schedule "A" hereto. Subject to provisions contained herein, the Agents' Special Warrants will be deemed to be exercised, and will automatically convert into such Compensation Options, on the earlier of:

(i)

the date on which a receipt is issued (or deemed to be issued) for a final prospectus (the "Prospectus") qualifying the distribution of the Compensation Options upon exchange of the Agents' Special Warrants in each of the Canadian provinces in which holders of Agents' Special Warrants reside (the "Offering Jurisdictions"); and

(ii)	December 18, 2009.

Notwithstanding the foregoing, the Agents' Special Warrants will not be exercisable or, unless an exemption from registration under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act") and applicable state securities laws is available and the Company has received an opinion of counsel of recognized standing reasonably satisfactory to the Company to such effect.

The Company will use its best efforts to file the Prospectus and obtain a receipt therefore as soon as is reasonably practicable after the Closing Date.

The right to acquire the Compensation Options may only be exercised, unless deemed to be exercised, by the Holder within the time set forth above by:

(i)	duly completing and executing the Exercise Form attached hereto; and

(ii)	surrendering this Agents' Subscription Receipt Certificate to the Company at its head office at 1505 Tyrell Lane, Boise Idaho, 83706.

For purposes of complying with the U.S. Securities Act and applicable U.S. state securities laws, the Holder understands and acknowledges that all the certificates representing the Compensation Options, and until such time as is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, as well as all certificates issued in exchange for or in substitution of the foregoing securities, shall bear the following additional legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT IF AVAILABLE, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144, IF AVAILABLE, AND IN

COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (E) WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS; PROVIDED THAT, IN CONNECTION WITH A TRANSFER PURSUANT TO (C), (D) OR (E) ABOVE, AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY HAS BEEN PROVIDED TO THE COMPANY TO SUCH EFFECT.

provided, that, if any of such securities are being sold pursuant to Rule 144 of the U.S. Securities Act, the legend may be removed by delivering to the Company's transfer agent of an opinion of counsel of recognized standing in form and substance satisfactory to the Company, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

These Agents' Special Warrants shall be effectively surrendered, unless deemed to be surrendered, only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Company at the office referred to above.

Upon surrender of these Agents' Special Warrants, the person or persons in whose name or names the Compensation Options are to be issued shall be deemed for all purposes, to be the holder or holders of record of such Compensation Options and the Company will, subject to the provisions of this Agents' Subscription Receipt Certificate, cause certificates representing such Compensation Options to be delivered or mailed to the person or persons at the address or addresses specified in the Exercise Form within five (5) Business Days (being a day which is not a Saturday, Sunday or legal holiday in the City of Vancouver, British Columbia or Boise, Idaho).

The Holder of these Agents' Special Warrants may acquire any lesser number of Compensation Options than the number of Compensation Options which may be acquired for the Agents' Special Warrants represented by this Agents' Subscription Receipt Certificate. In such event, the Holder shall be entitled to receive a new Agents' Subscription Receipt Certificate for the balance of the Agents' Special Warrants represented by the surrendered Agents' Subscription Receipt Certificate. No fractional Compensation Options will be issued.

In the event of the deemed exercise of the Agents' Special Warrants represented by this Agents' Subscription Receipt Certificate, as described above, the Agents' Subscription Receipt Certificate will be deemed to have been delivered and surrendered and the right of a Holder to acquire Compensation Options represented hereby will be deemed to have been exercised and all such Compensation Options will be issued.

In the event of any alteration of the Company's shares, including but not limited to, any subdivision, consolidation or reclassification, and in the event of any form of reorganization of the Company, including any amalgamation, merger or arrangement, the Holders shall, upon exercise of the Agents' Special Warrants following the occurrence of any of those events, be entitled to receive the same number and kind of securities that they would have been entitled to receive had they exercised their Agents' Special Warrants (and Compensation Options) immediately prior to the occurrence of those events.

The Holder of this Agents' Subscription Receipt Certificate may, at any time prior to the Expiry Date, upon surrender hereof to the Company at its head office, referred to above, exchange this Agents' Subscription Receipt Certificate for other Agents' Subscription Receipt Certificates entitling the Holder to acquire, in the aggregate, the same number of Compensation Options as may be acquired under this Agents' Subscription Receipt Certificate.

The Agents' Special Warrants represented hereby are not transferable.

The holding of the Agents' Special Warrants evidenced by this Agents' Subscription Receipt Certificate shall not constitute the Holder hereof a shareholder of the Company or entitle the Holder to any right or interest in respect thereof.

This Agents' Subscription Receipt Certificate shall not be valid for any purpose whatsoever unless and until it has been certified by or on behalf of the Company.

Time shall be of the essence hereof.

IN WITNESS WHEREOF the undersigned has caused this Agents' Subscription Receipt Certificate to be signed by its duly authorized officer as of August ____, 2009.

U.S. GEOTHERMAL INC.

By:  _______________________________________
        Authorized Signatory

EXERCISE FORM

TO:

U.S. Geothermal Inc.

The undersigned hereby exercises the right to acquire __________Compensation Options of U.S. Geothermal Inc. (the "Company") (or, in certain circumstances, such number of other securities or property to which such Agents' Special Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the accompanying Agents' Subscription Receipt Certificate) in accordance with and subject to the provisions of such Agents' Subscription Receipt Certificate.

In connection with the exercise or conversion of these Agents' Special Warrants, the undersigned represents and warrants as follows (please check the ONE box applicable):

☐  (i) The undersigned holder hereby certifies that the holder (a) at the time of exercise or conversion of these Agents' Special Warrants is not in the United States; (b) is not a "U.S. person" (a "U.S. Person"), as such term is defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and is not exercising or converting such securities on behalf of a U.S. Person or a person in the United States; and (c) did not execute or deliver this exercise form in the United States; or

☐  (ii) The undersigned holder has delivered or will deliver a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available for the issuance of the securities underlying these Agents' Special Warrants.

Note: The undersigned holder understands that unless the holder provides a written certification pursuant to Box (i) above, the certificates representing the securities issued upon the exercise of these Agents' Special Warrants will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

Note: Certificates representing the securities underlying these Agents' Special Warrants will not be registered or delivered to an address in the United States or to a U.S. Person unless Box (ii) above is checked.

Note: If Box (ii) is checked, any opinion tendered must be in form and substance satisfactory to the Company. Holders planning to deliver an opinion of counsel in connection with the exercise or conversion of Agents' Special Warrants should contact the Company in advance to determine whether any opinions to be tendered will be acceptable to the Company.

The Compensation Options (or other securities or property) are to be issued as follows:

Name: __________________________________________________________________
              (print clearly)

Address in full: __________________________________________________________________

                            __________________________________________________________________

Note: If further nominees intended, please attach (and initial) schedule giving the above for each further nominee.

The undersigned represents, warrants and certifies that its representations, warranties and certifications set forth in its subscription related to the purchase of these Agents' Special Warrants or Certificate of Transferee related to such securities, as applicable, are true and correct as of the date hereof.

DATED this _____day of ___________, ___________
.

Signature Guaranteed	(Signature of Registered Agents' Subscription
Receipt Holder)
Print full name

Print full address

Instructions.

1.

The registered holder may exercise its right to receive Compensation Options by completing this form and surrendering this form and the Agents' Subscription Receipt Certificate representing the Agents' Special Warrants being exercised to the Company at its head office at 1505 Tyrell Lane, Boise Idaho, 83706. Certificates for Compensation Options will be delivered or mailed within five (5) Business Days after the exercise of the Agents' Special Warrants.

2.

If the Exercise Form indicates that Compensation Options are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or medallion guaranteed by a member of a recognized medallion guarantee program.

3.

If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

SCHEDULE "A"

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT IF AVAILABLE, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (E) WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS; PROVIDED THAT, IN CONNECTION WITH A TRANSFER PURSUANT TO (C), (D) OR (E) ABOVE, AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION HAS BEEN PROVIDED TO THE COMPANY TO SUCH EFFECT.

THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IS AVAILABLE, AND, UNLESS THE HOLDER IS OR IS EXERCISING ON BEHALF OF THE ORIGINAL HOLDER AND IS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(a) OF REGULATION D UNDER THE U.S. SECURITIES ACT, THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

No. CO - h

COMPENSATION OPTION CERTIFICATE

Right to Purchase
h Common Shares

COMPENSATION OPTION TO PURCHASE COMMON SHARES OF
U.S. GEOTHERMAL INC.
INCORPORATED UNDER THE LAWS OF DELAWARE

On the terms hereof, this is to certify that FOR VALUE RECEIVED, [Agent], [Address], the registered holder hereof (the "Holder"), has the right to purchase at any time and from time to time, up to and including 5:00 p.m. (Toronto time) on August 17, 2011 (the "Expiry Time"), z fully paid and non-assessable common shares (the "Common Shares") without par value in the capital of U.S. Geothermal Inc. (the "Company") as constituted on the date hereof at a purchase price equal to US$1.23 per Common Share (the "Exercise Price"), representing the U.S. dollar equivalent of Cdn.$1.35 as of August 17, 2009, subject to adjustment as hereinafter set forth.

The Company agrees that the Common Shares so purchased shall be and be deemed to be issued to the Holder as of the close of business on the date on which this Compensation Option Certificate shall have been surrendered and payment made for such shares as aforesaid.

Nothing contained herein shall confer any right upon the Holder to subscribe for or purchase any Common Shares of the Company at any time after the Expiry Time, and from and after the Expiry Time, this Compensation Option and all rights hereunder shall be void and of no value.

The above provisions are, however, subject to the following:

SECTION 1. - In the event the Holder desires to exercise the right conferred hereby to purchase Common Shares in the capital of the Company, the Holder shall at or before the Expiry Time: (a) duly complete, execute and deliver to the Company a Subscription Form for such Common Shares in the form annexed hereto, together with any additional documentation required thereby, (b) surrender this Compensation Option Certificate to the Company at the address of the Company indicated in Section 16 hereof, and (c) pay the aggregate Exercise Price in respect of the Common Shares in the capital of the Company subscribed for either in cash, by bank draft or by certified cheque drawn on a Canadian chartered bank and payable to the Company. Upon such delivery, surrender and payment as aforesaid and subject to the provisions hereof, the Holder shall be deemed for all purposes to be a shareholder of record of the number of Common Shares in the capital of the Company to be so issued and the Holder shall be entitled to delivery of a certificate or certificates evidencing such Common Shares (which certificates, as well as all certificates issued in exchange for or in substitution thereof, shall bear any applicable restrictive legends) and the Company shall cause such certificate or certificates to be delivered to the Holder at the address specified in said Subscription Form within ten days of said surrender and payment as aforesaid.

For purposes of complying with the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and applicable U.S. state securities laws, the Holder understands and acknowledges that upon the issuance of the Common Shares issuable hereunder, all the certificates representing the Common Shares, as well as all certificates issued in exchange for or in substitution of the foregoing securities, shall bear the following additional legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT IF AVAILABLE, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (E) WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS; PROVIDED THAT, IN CONNECTION WITH A TRANSFER PURSUANT TO (C), (D) OR (E) ABOVE, AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION HAS BEEN PROVIDED TO THE COMPANY TO SUCH EFFECT.

and provided further, that, if any of the Common Shares issuable hereunder are being sold pursuant to Rule 144 of the U.S. Securities Act, the legend may be removed by delivering to the Company and to the Company's transfer agent an opinion of counsel of recognized standing in form and substance satisfactory to the Company to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

This Compensation Option may not be exercised unless an exemption from registration is available under the U.S. Securities Act and any applicable state securities laws and the Company has received an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company or other evidence reasonably satisfactory to the Company to such effect; provided that an institutional "accredited investor" that satisfies the criteria set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the U.S. Securities Act that is the original purchaser of this Compensation Option will not be required to deliver an opinion of counsel in connection with the exercise of these Compensation Options.

SECTION 2. - The right to purchase Common Shares in the capital of the Company conferred hereby may be exercised in whole or in part. In the event that prior to the Expiry Time the Holder subscribes for and purchases any number of Common Shares which is less than the number of shares referred to in this Compensation Option Certificate, the Holder shall present the original of this Compensation Option Certificate to the Company and the Holder will be entitled to receive a further Compensation Option Certificate in respect of the Common Shares referred to in this Compensation Option Certificate but not subscribed for.

SECTION 3. – The Compensation Options represented hereby are not transferable.

SECTION 4. - This Compensation Option Certificate may be exchanged for Compensation Option Certificates in any other denomination representing in the aggregate the same number of underlying Common Shares. The Holder may exercise this right by surrendering this Compensation Option Certificate, together with a written direction, to the Company at the address of the Company indicated in Section 16 below and the Company shall cause the new Compensation Option Certificates to be delivered to the Holder at the address specified in such direction within ten days of said surrender as aforesaid.

SECTION 5. - In case this Compensation Option Certificate shall become mutilated or be lost, destroyed or stolen, the Company shall, upon the Holder complying with this Section 5, issue and deliver a new Compensation Option Certificate of like date and tenor in exchange for and in place of the one mutilated, lost, destroyed or stolen and upon surrender and cancellation of such mutilated Compensation Option Certificate or in substitution for such lost, destroyed or stolen Compensation Option Certificate. The applicant for the issue of a new Compensation Option Certificate pursuant to this Section 5 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company such evidence of ownership and of the loss, destruction or theft of the Compensation Option Certificate so lost, destroyed or stolen as shall be reasonably satisfactory to the Company and such applicant may be required to furnish an indemnity in amount and form satisfactory to the Company.

SECTION 6. - The holding of the Compensation Options shall not constitute the Holder a shareholder of the Company nor entitle the Holder to any right or interest in respect thereof except as herein expressly provided.

SECTION 7. - The Company represents and warrants that:

a)	it is duly authorized to create and issue the Compensation Options;

b)	the Compensation Options are valid and enforceable obligations of the Company in accordance with the terms hereof;

c)

it will use its best efforts to take all such action as may be necessary to ensure that all Common Shares issuable hereunder, may be so issued without violation of any applicable requirements of any exchange or over-the-counter market upon which the Common Shares may be listed or in respect of which the Common Shares are qualified for unlisted trading privileges;

d)

the issuance of certificates of Common Shares upon the exercise of the Compensation Options shall be made without charge to the Holder for any issuance tax in respect thereto, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder; and

e)

the Company will use its best efforts to attend to all filings required to be made by the Company under applicable securities legislation in respect of the exercise of the Compensation Options in accordance with the terms hereof. For greater certainty, such requirement will not impose any obligation on the Company to file a prospectus or registration statement or similar document, or to become a reporting issuer or a registrant in any province, state or territory.

The Company covenants and agrees that it will cause the Common Shares subscribed for and purchased in the manner herein provided and the certificate or certificates evidencing such Common Shares to be duly issued and that, at all times prior to the Expiry Time, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of shares to satisfy the right of purchase herein provided for. All Common Shares which shall be issued upon the exercise of the right of purchase herein provided for, upon payment therefor of the aggregate Exercise Price for such Common Shares, shall be and be deemed to be fully paid and non-assessable and the Holder shall not be liable to the Company or its creditors in respect thereof.

SECTION 8. - In Section 8 and Section 9:

"Equity Shares" means the Common Shares and any shares of any class or series of the Company which may from time to time be authorized for issue if by their terms such shares confer on the holders thereof the right to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding-up of the Company beyond a fixed sum or a fixed sum plus accrued dividends; and

"Current Market Price" of the Common Shares at any date means the weighted average price per share at which the Common Shares have traded on the NYSE-Amex, or such other exchange on which the Common Shares are listed and which has the highest trading volume of Common Shares on that date, during any 20 consecutive trading days ending not more than 5 days immediately preceding such date. In the event the Common Shares are not listed on any stock exchange, the Current Market Price of the Common Shares shall be determined by the directors acting reasonably and in good faith.

If at any time from August 17, 2009 and prior to the Expiry Time and while this Compensation Option Certificate is outstanding there shall be a reclassification of the Common Shares outstanding at any time or a change of the Common Shares into other shares or securities, or any other capital reorganization except as described in Section 9, or a consolidation, amalgamation or merger of the Company with or into any other corporation (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares or securities), or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity (any of such events being called a "Capital Reorganization"), should the Holder exercise thereafter its right to purchase Common Shares hereunder, the Holder shall be entitled to receive, and shall accept for the same aggregate consideration, in lieu of the number of Common Shares to which it was theretofore entitled upon the exercise of the right to purchase Common Shares hereunder, the kind and amount of shares or other securities or property which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, it had been the registered holder of the number of Common Shares to which it was theretofore entitled upon such exercise.

If at any time from August 17, 2009 and prior to the Expiry Time and while this Compensation Option Certificate is outstanding any adjustment in the Exercise Price shall occur as a result of:

(i)	an event referred to in Subsection 9(a); or

(ii)

the fixing by the Company of a record date for an event referred to in Subsection 9(b), then the number of Common Shares purchasable upon any subsequent exercise of the Compensation Options shall be simultaneously adjusted by multiplying the number of Common Shares purchasable upon the exercise of the Compensation Options immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the Exercise Price. To the extent that any adjustment in subscription rights occurs pursuant to this Section 8 as a result of a distribution of exchangeable or convertible securities referred to in Subsection 9(a)(iii) other than Equity Shares or as a result of the fixing by the Company of a record date for the distribution of rights, options or warrants referred to in Subsection 9(b), the number of Common Shares purchasable upon the exercise of the Compensation Options shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number of Common Shares which would be purchasable based upon the number of Common Shares actually issued and remaining issuable immediately after such expiration, and shall be further readjusted in such manner upon expiration of any further such right.

SECTION 9. - The Exercise Price in effect at any date shall be subject to adjustment from time to time as follows:

(a)

If and whenever at any time from August 17, 2009 and prior to the Expiry Time and while this Compensation Option Certificate is outstanding, the Company shall:

(i)	subdivide the outstanding Common Shares into a greater number of Common Shares,

(ii)	consolidate the outstanding Common Shares into a lesser number of Common Shares, or

(iii)	make any distribution, other than by way of a dividend in the ordinary course, to the holders of all or substantially all of the outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares,

(any of such events being called a "Common Share Reorganization"), the Exercise Price shall be adjusted effective after the effective date or record date, as the case may be, on which the holders of Common Shares are determined for the purpose of the Common Share Reorganization by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Common Shares of the Company outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such record date. For purposes of this Subsection 9(a), "dividend in the ordinary course" means dividends having a value which does not exceed, in the aggregate, the greater of (i) 50% of the retained earnings of the Company as at the end of its immediately preceding fiscal year; and (ii) 100% of the aggregate consolidated net income of the Company determined before computation of extraordinary or unusual items, for its immediately preceding fiscal year.

(b)

If and whenever at any time from August 17, 2009 and prior to the Expiry Time and while this Compensation Option Certificate is outstanding, the Company shall fix a record date for the issue of rights, options or warrants to the holders of all or substantially all of its outstanding Common Shares under which such holders are entitled, during a period expiring not more than ninety days after the record date for such issue, to subscribe for or purchase Common Shares at a price per Common Share or having a conversion or exchange price per Common Share less than 95% of the Current Market Price per Common Share on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, the numerator of which shall be the total number of Common Shares outstanding on such record date plus a number equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, by such Current Market Price per Common Share, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. To the extent that any adjustment in the Exercise Price occurs pursuant to this Subsection 9(b) as a result of the fixing by the Company of a record date for the distribution of rights, options or warrants referred to in this Subsection 9(b), the Exercise Price shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiration, and shall be further readjusted in such manner upon expiration of any further such right.

SECTION 10. - In any case in which it shall be required that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event,

(a)

issuing to the Holder, if the Compensation Options are exercised after such record date and before the occurrence of such event (the date of such exercise being herein referred to as the "Exercise Date"), the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event, and

(b)

delivering to the Holder any distributions declared with respect to such additional Common Shares after such Exercise Date and before such event, provided, however, that the Company shall deliver to the Holder an appropriate instrument evidencing its right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Common Shares purchasable upon exercise of the Compensation Options and to such distributions declared with respect to any such additional Common Shares issuable on the exercise of the Compensation Options.

 The adjustments provided for herein are cumulative; shall, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent; and shall apply (without duplication) to successive subdivisions, consolidations, distributions, issuances or other events resulting in any adjustment under the provisions hereof provided that, notwithstanding any other provision hereof, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect and no adjustment shall be made in the number of Common Shares purchasable on the exercise of the Compensation Options unless it would result in a change of at least one-hundredth of a share (provided, however, that any adjustments which by reason of this Section 10 are not required to be made shall be carried forward and taken into account in any subsequent adjustment).

In the event of any question arising with respect to the adjustments provided for herein such question shall be conclusively determined by a firm of chartered accountants (who may be the Company's auditors) appointed by the Company; such accountants shall have access to all necessary records of the Company and such determination shall, in the absence of manifest error, be binding upon the Company and the Holder.

In case the Company after the date of this Compensation Option Certificate shall take any action affecting the Common Shares, other than an action described herein, which in the opinion of the directors of the Company would materially affect the rights of the Holder, the Exercise Price and/or the number of Common Shares purchasable upon exercise of the Compensation Options shall be adjusted, subject to the prior written consent of the Toronto Stock Exchange, if required, in such manner, if any, and at such time, by action by the directors, in their discretion as they may determine to be equitable in the circumstances. Failure of the directors to make an adjustment in accordance with this Section 10 shall be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

If the Company shall set a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any issue or distribution or for the issue of any rights, options or warrants and shall thereafter and before such distribution or issue to such shareholders legally abandon its plan to make such distribution or issue, then no adjustment in the Exercise Price or the number of Common Shares purchasable upon exercise of the Compensation Options shall be required by reason of the setting of such record date.

In the absence of a resolution of the directors fixing a record date for any of the events referred to in Subsection 9(b), the Company shall be deemed to have fixed as the record date therefor the date on which any of such events is effected.

SECTION 11. - As a condition precedent to the taking of any action which would require an adjustment pursuant to Sections 8 or 9, the Company shall take any action which may, in the opinion of counsel, be necessary in order that the Company may validly and legally issue as fully paid and non-assessable all the Common Shares to which Holder is entitled to receive on the full exercise hereof in accordance with the provisions hereof.

SECTION 12. - At least ten days prior to the effective date or record date, as the case may be, of any event which, if implemented, will require an adjustment in any of the subscription rights pursuant to this Compensation Option Certificate, including the Exercise Price and the number of Common Shares which are purchasable upon the exercise hereof, the Company shall give notice to the Holder of the particulars of such event and, if determinable and applicable, the required or anticipated adjustment and the computation of such adjustment.

In case any adjustment for which a notice in this Section 12 has been given is not then determinable, the Company shall promptly after such adjustment is determinable give notice to the Holder of the adjustment and the computation of such adjustment.

SECTION 13. - The Company covenants and agrees that at the expense of the Holder, it will do, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such other acts, deeds and assurances as the Holder shall reasonably require for the better accomplishing and completion of the intentions and provisions of this Compensation Option Certificate.

SECTION 14. - Time shall be of the essence hereof.

SECTION 15. – This Compensation Option Certificate, any amendment, addendum, exhibit, supplement or other document relating hereto, and any and all disputes arising herefrom or related hereto, shall be governed by and construed in accordance with the internal laws of the Province of British Columbia, and the federal laws of Canada applicable therein, governing disputes occurring, and contracts made and to be performed, wholly therein, and without reference to its principles governing the choice or conflict of laws. The parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of Ontario, sitting in the City of Toronto, with respect to any dispute related to or arising from this Agreement.

SECTION 16. - Any notice required or permitted to be given hereunder shall be in writing and may be given by delivery or by facsimile transmission of same addressed as follow:

(i)

if to the Company:

U.S. Geothermal Inc.
1505 Tyrell Lane
Boise, ID 83706
Telecopier: (208) 424-1030
Attention: President and Chief Executive Officer

(ii)

if to the Holder, at the address shown on the first page of this Compensation Option Certificate.

Any notice aforesaid shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a business day, and if not, on the next succeeding business day) and if sent by facsimile transmission be deemed to have been given and received at the time of receipt unless actually received after 5:00 p.m. at the point of delivery in which case it shall be deemed to have been given and received on the next business day. Any of such parties may change its address for service from time to time by notice given in accordance with the foregoing.

SECTION 17. - This Compensation Option Certificate shall enure to the benefit of the Holder and its successors and assigns and be binding upon the Company and its successors including successors by way of amalgamation.

IN WITNESS WHEREOF U.S. Geothermal Inc. has caused this Compensation Option Certificate to be signed by a duly authorized signatory as of the ___th day of _______, 2009.

U.S. GEOTHERMAL INC.

By: _________________________________
         Authorized Signatory

SUBSCRIPTION FORM

TO:

U.S. GEOTHERMAL INC.

The undersigned holder of the within compensation option (the "Compensation Option") hereby subscribes for _____________common shares (the "Common Shares") of U.S. Geothermal Inc. (the "Company") referred to in the Compensation Option Certificate according to the conditions thereof and herewith makes payment of the purchase price for the said number of common shares, in the aggregate amount of $________________.

The undersigned represents, warrants and certifies as follows (only one of the following must be checked):

A.

☐   The undersigned holder (a) received the Compensation Options directly from the Company pursuant to the exchange of an agents' special warrant; (b) is exercising the Compensation Options solely for its own account and not on behalf of any other person; and (c) was an institutional "accredited investor," that satisfies the criteria set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the U.S. Securities Act, both on the date the Compensation Option was purchased from the Company and on the date of exercise of the Compensation Options; or

B.

☐  The undersigned holder has delivered a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company or other evidence reasonably satisfactory to the Company to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available for the issuance of the Common Shares.

The undersigned holder understands that the certificate(s) representing the Common Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

The undersigned hereby directs that the common shares hereby subscribed for be issued and delivered as follows:

Name in Full	Address in Full	Number of Shares

(Please state full names in which share certificates are to be issued, stating whether Mr., Mrs., Ms. or Miss is applicable. If any of the shares are to be issued to a person other than the Holder, the Holder must pay to the Company all exigible transfer taxes and/or fees)

Dated this ________day of __________________, 20__.

_______________________________
Witness

_______________________________
Signature of Holder

_______________________________

_______________________________
Address of Holder

Instructions For Subscription

The above subscription form is to be signed by the Holder. The signature to the subscription as signed by the Holder must correspond in every particular with the name written upon the face of this Compensation Option Certificate.

The above subscription form must be signed and accompanied by payment in Canadian funds of the subscription price specified in the Compensation Option by cash, certified cheque or bank draft payable to the Company at par and must be surrendered at the office of the Company, 1505 Tyrell Lane, Boise, ID, 83706 at or before 5:00 p.m. (Vancouver time) on August 17, 2011, at which time the right to subscribe will expire.

No fractional common shares will be issued.

Upon surrender and payment and otherwise subject to the terms of the Compensation Option Certificate, the Company will issue to the person named in the subscription form the number of common shares subscribed for and within ten days, deliver to such person at the address specified in the subscription form a certificate evidencing the common shares subscribed for. If the Holder subscribes for a lesser number of common shares than the number of common shares referred to in this Compensation Option Certificate, the Holder will be entitled to receive a further Compensation Option Certificate in respect of the common shares referred to in this Compensation Option Certificate but not subscribed for. All certificates representing the foregoing securities shall bear any applicable restrictive legends.

If Box B is checked, any opinion tendered or other evidence delivered to the Company must be in form and substance reasonably satisfactory to the Company. Holders planning to deliver an opinion of counsel or other evidence in connection with the exercise of Compensation Options should contact the Company in advance to determine whether any opinions to be tendered or such other evidence will be acceptable to the Company.

If the Common Shares are issued to a person other than the registered holder of this Compensation Option Certificate, the signature of the holder must be guaranteed by a Canadian chartered bank or by a trust company or by a member firm of the Toronto Stock Exchange, or in some other manner satisfactory to U.S. Geothermal Inc.